Exhibit (a)(40)

ING PARTNERS, INC.

ARTICLES OF AMENDMENT

ING PARTNERS, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Charter of the Corporation is hereby amended by renaming the classified shares of capital stock of the following series as follows:

Old Name	New Name

ING Thornburg Value Portfolio — Initial Class	ING Growth and Income Core Portfolio — Initial Class

ING Thornburg Value Portfolio — Adviser Class	ING Growth and Income Core Portfolio — Adviser Class

ING Thornburg Value Portfolio — Service Class	ING Growth and Income Core Portfolio — Service Class

ING Thornburg Value Portfolio — Service 2 Class	ING Growth and Income Core Portfolio — Service 2 Class

SECOND:  The Corporation amended the Charter as noted above.  Pursuant to Section 2-603 of the Maryland General Corporation Law, the amendment to the Charter was duly approved by a majority of the entire Board of Directors of the Corporation at a meeting held on September 6, 2012.

THIRD:  The amendment to the Charter is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

FOURTH:  The amendment shall be effective on November 17, 2012.

The undersigned Senior Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Senior Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Senior Vice President and attested by its Secretary on this 6th day of November, 2012.

ATTEST:	ING PARTNERS, INC.

/s/ Huey P. Falgout, Jr.	/s/ Todd Modic
Huey P. Falgout, Jr.	Todd Modic
Secretary	Senior Vice President

CERTIFICATE

THE UNDERSIGNED, Senior Vice President of ING Partners, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment to the Charter, of which this certificate is made a part, hereby acknowledges that the foregoing Articles of Amendment are the act of the said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Todd Modic
Todd Modic
Senior Vice President